BARRY l. FRIEDMAN, P.C.
                           Certified Public Accountant
                                1582 Tulita Drive
                             Las Vegas, Nevada 89128


                                                             Tel: (702) 361-8414
                                                             Fax: (702) 896-0278
December  21,  1999




Securities  and  Exchange  Commission
450  Fifth  Street,  NW  Washington,  DC
USA  20549

Re: Tangible Asset Galleries, Inc. (formerly Austin Land & Resources, Inc.)
    (the "Company")

Dear  Sirs:

We were the previous principal auditors of the above Company. On July 2, 1999, I reported on the financial statements of the Company for the years ended December 31, 1998, 1997 and 1996, and subsequently issued an audit opinion under generally accepted auditing standards in the United States. On December 21, 1999, we were dismissed as auditors for the Company.

We have read the statements made by the Company, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 21, 1999. We agree with the statements concerning our Firm in such Form 8-K.


Yours  very  truly,

/s/  Barry L. Friedman
Barry L. Friedman, C.P.A.